Exhibit 10.4

EXECUTION COPY

EQUITY REGISTRATION RIGHTS AGREEMENT

This EQUITY REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of July 10, 2009 by and among GENERAL MOTORS COMPANY (formerly known as NGMCO, Inc.), a Delaware corporation and successor-in-interest to Vehicle Acquisition Holdings LLC (the “Corporation”), THE UNITED STATES DEPARTMENT OF THE TREASURY (the “UST”), 7176384 CANADA INC., a corporation organized under the laws of Canada (“Canada”), the UAW RETIREE MEDICAL BENEFITS TRUST, a voluntary employees’ beneficiary association (the “VEBA”), and MOTORS LIQUIDATION COMPANY (formerly known as General Motors Corporation), a Delaware corporation (the “Debtor”).

WHEREAS, each Holder owns, as of the date hereof, that number of shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) set forth opposite such Holder’s name on Annex I hereto;

WHEREAS, each of the VEBA and the Debtor owns, as of the date hereof, one or more warrants initially exercisable for that number of shares of Common Stock set forth opposite such Holder’s name on Annex I hereto (collectively, the “Warrants”);

WHEREAS, each of the Government Holders and the VEBA owns, as of the date hereof, that number of shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”), set forth opposite such Holder’s name on Annex I hereto;

WHEREAS, concurrently with the execution of this Agreement, the Corporation, the UST, Canada and the VEBA have executed that certain Stockholders Agreement, dated as of the date hereof; and

WHEREAS, the Corporation has agreed to provide the UST, Canada, the VEBA and the Debtor with registration rights with respect to such shares of Common Stock, Warrants and Preferred Stock held by such Holders and their permitted assigns, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings set forth below or in the sections set forth below:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Corporation’s good faith judgment, after consultation with independent outside counsel to the Corporation, (a) would be required to be made in any registration statement or report filed with the SEC by the Corporation so that such registration statement or report would not be materially misleading; (b) would not be required to be made at such time but for the filing of such registration statement; and (c) the Corporation has a bona fide business purpose for not disclosing publicly.

“Adverse Effect” shall have the meaning set forth in Section 2.1.6.

“Advice” shall have the meaning set forth in Section 2.7.

“Affiliate” means, with respect to any Person, any other Person who Controls, is Controlled by or is under common Control with, such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Canada” shall have the meaning set forth in the Preamble.

“Co-Managers” shall have the meaning set forth in Section 2.1.4(a).

“Common Stock” shall have the meaning set forth in the Recitals.

“Control” means the direct or indirect power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, general partnership interests or management member interests, by contract or trust agreement, pursuant to a voting trust or otherwise. “Controlling” and “Controlled” have the correlative meanings.

“Corporation” shall have the meaning set forth in the Preamble.

“Corporation Shelf Registration” shall have the meaning set forth in Section 2.2.1.

“Debtor” shall have the meaning set forth in the Preamble.

“Demand Registration” shall have the meaning set forth in Section 2.1.1(a).

“Demand Request” shall have the meaning set forth in Section 2.1.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Registration” means a registration under the Securities Act of (a) securities pursuant to one or more Demand Registrations pursuant to Article 2 hereof, (b) securities registered on Form S-4 or S-8 or any similar successor forms, (c) securities convertible into or exercisable or exchangeable for Common Stock and (d) securities registered on Form S-3 or any successor form covering solely securities issued under a dividend reinvestment program.

“FINRA” shall have the meaning set forth in Section 2.5(a)(xvii).

“Government Holder” means the UST or Canada.

“Governmental Authority” means any United States or non-United States federal, provincial, state or local government or other political subdivision thereof, any entity, authority, agency or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states.

“Holder” means each of (a) the UST, Canada, the VEBA and the Debtor and (b) any direct or indirect transferee of any such Holder who shall become a party to this Agreement in accordance with Section 2.10.

“Indemnitee” shall have the meaning set forth in Section 2.9.1.

“Indemnitor” shall have the meaning set forth in Section 2.9.3(a) but shall, for the avoidance of doubt, exclude the Government Holders and the VEBA for purposes of providing indemnification hereunder.

“Initial Sale Time” shall have the meaning set forth in Section 2.9.1.

“Inspectors” shall have the meaning set forth in Section 2.5(a)(xiii).

“IPO” means the Corporation’s first public offering of Common Stock (whether such offering is primary or secondary) that is underwritten by a nationally recognized investment bank, pursuant to a registration statement filed under the Securities Act and declared effective by the SEC (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable, or a registration statement on Form S-4, Form S-8 or a successor to one of those forms).

“Issuer Free Writing Prospectus” shall have the meaning set forth in Section 2.6.

“Lead Underwriters” shall have the meaning set forth in Section 2.1.4(a).

“Losses” shall have the meaning set forth in Section 2.9.1.

“Market Value” shall mean with respect to any particular class or type of Registrable Securities (a) at any time securities of the same class or type as the applicable Registrable Securities are listed on a national securities exchange, the closing price of such class or type of securities on the trading day immediately preceding the date of the Demand Request or Transfer Notice, (b) at any time that the Warrants are not listed on a national securities exchange but the Common Stock is listed on a national securities exchange, for each Warrant, the closing price of one share of Common Stock multiplied by the number of shares of Common Stock for which such Warrant is then exercisable (assuming cashless exercise), or (c) other than in the case of clause (a) or clause (b), the estimated market value determined in good faith by the Corporation based upon the advice of a nationally recognized independent investment banking firm retained by the Corporation (at the sole expense of the Corporation) for this purpose (which investment banking firm shall be reasonably acceptable to the UST or if the UST is not the Requesting Holder, the Holders of a majority of the Registrable Securities covered by the Demand Request or Transfer Notice).

“Master Sale and Purchase Agreement” means the Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009 and as amended from time to time, by and among the Debtor, Saturn LLC, Saturn Distribution Corporation, Chevrolet-Saturn of Harlem, Inc. and the Corporation.

“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or over-the-counter market in the United States of America; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America; (c) a material outbreak or escalation of armed hostilities or other international or national calamity (including an act of terrorism) involving the United States of America or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any material adverse change in the business, assets or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity.

“Piggyback Offering” shall have the meaning set forth in Section 2.2.1.

“Preferred Stock” shall have the meaning set forth in the Recitals.

“Records” shall have the meaning set forth in Section 2.5(a)(xiii).

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness (or automatic effectiveness) of such registration statement.

“Registrable Securities” means (a) Warrants and the shares of Common Stock and/or Preferred Stock owned from time to time by the UST, Canada, the VEBA and the Debtor as of the date hereof and set forth on Annex I hereto, (b) the shares of Common Stock issued or issuable to any Holder upon exercise of a Warrant, (c) any additional securities of the Corporation issued to the Debtor pursuant to Section 3.2 of the Master Sale and Purchase Agreement and (d) any equity security issued in exchange for or with respect to any shares of Common Stock referred to in clauses (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or similar transaction, or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest of the date on which such securities: (i) have been registered under the Securities Act and disposed of in accordance with a registration statement; (ii) have been sold pursuant to Rule 144 under the Securities Act (or any successor provision); (iii) are held by a Holder that may sell all such Registrable Securities held by it in a single day pursuant to, and in accordance with, Rule 144 under the Securities Act (or any successor provision); (iv) cease to be outstanding (whether as a result of exercise, redemption, repurchase, conversion or otherwise); or (v) are held by any Person who is not a Holder. For purposes hereof, “a majority of the Registrable Securities” and “on the basis of the number of Registrable Securities” shall be determined assuming the exercise of the Warrants in full.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants or financial advisors or any other Person acting on behalf of such Person.

“Requesting Holders” shall have the meaning set forth in Section 2.1.1(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shelf Registration” shall have the meaning set forth in Section 2.1.2(a).

“Suspension Notice” shall have the meaning set forth in Section 2.7.

“Take-Down” shall have the meaning set forth in Section 2.1.2(b).

“Transfer Notice” shall have the meaning set forth in Section 2.1.2(b).

“UST” shall have the meaning set forth in the Preamble.

“VEBA” shall have the meaning set forth in the Preamble.

“VEBA Designee” shall mean the person(s) authorized by the Committee (as defined in the UAW Retiree Medical Benefits Trust Agreement, entered into and effective on October 16, 2008, by and between the Committee (as defined therein) and State Street Bank and Trust Company) to execute this Agreement and/or carry out the transactions contemplated hereby.

“Warrants” shall have the meaning set forth in the Recitals.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” unless the context expressly provides otherwise. All references herein to Articles, Sections, paragraphs, subparagraphs or clauses shall be deemed references to Articles, Sections, paragraphs, subparagraphs or clauses of this Agreement, unless the context requires otherwise. Unless otherwise specified, the words “this Agreement,” “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless expressly stated otherwise, any law defined or referred to herein means such law as from time to time amended, modified or supplemented, including by succession of comparable successor laws and references to all attachments thereto and instruments incorporated therein.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.1 Demand Registration.

Section 2.1.1 Request for Registration.

(a) Subject to Section 2.1.3, any Holder or Holders of Registrable Securities shall have the right to require the Corporation to file a registration statement under the Securities Act for a public offering of all or part of its or their Registrable Securities (a “Demand Registration”), by delivering to the Corporation written notice stating that such right is being exercised, naming, if applicable and to the extent known by such Holder or Holders, any other Holders whose Registrable Securities are to be included in such registration (collectively, the “Requesting Holders”), specifying the number and type of each such Holder’s Registrable Securities to be included in such registration, specifying whether the Registrable Securities to be included by the Requesting Holder are all of the Registrable Securities then held by such Requesting Holder and, subject to Section 2.1.4 hereof, describing the intended method of distribution thereof (a “Demand Request”). Subject to Section 2.1.3, after receipt of any Demand Request, the Corporation shall comply with the applicable notice requirements set forth in Section 2.1.5.

(b) Subject to Section 2.1.3 and Section 2.1.7, the Corporation shall file the registration statement in respect of a Demand Registration as promptly as practicable and, in any event, (i) with respect to the filing of a Form S-3, within forty-five (45) days and (ii) with respect to the filing of any other type of registration statement, within ninety (90) days after receiving a Demand Request, and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing.

Section 2.1.2 Shelf Registration; Take-Downs.

(a) Subject to Section 2.1.3, with respect to any Demand Registration, at any time that the Corporation is eligible to use Form S-3 or an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 (or any successor forms) with respect to the Registrable Securities, the Requesting Holders may request that the Corporation (i) file a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) to effect such Demand Registration, or (ii) at any time that a registration statement pursuant to Rule 415 covering Registrable Securities is effective, register additional Registrable Securities of the Requesting Holders pursuant to such shelf registration statement to effect such Demand Registration (in either case, a “Shelf Registration”). For the avoidance of doubt, a Shelf Registration shall be deemed a “Demand Registration” for all purposes under this Agreement except as otherwise provided in Section 2.1.3.

(b) Subject to Section 2.1.3, any Holder or Holders with Registrable Securities registered pursuant to a Shelf Registration that intends to effect an underwritten offering with respect to such Registrable Securities shall deliver a notice to the Corporation at least fifteen (15) days prior to the commencement of such underwritten offering, stating (i) that such Holder or Holders intend to effect an underwritten offering of all or part of the Registrable Securities included by such Holder or Holders in the Shelf

Registration, (ii) if applicable and to the extent known by such Holder, any other Holders whose Registrable Securities are to be included in the underwritten offering, (iii) the number and type of each such Holder’s Registrable Securities to be included in such underwritten offering, (iv) whether the Registrable Securities to be included by such Holder are all of the Registrable Securities then held by such Holder, and (v) the proposed timetable for such underwritten offering. Any Holder with Registrable Securities registered pursuant to a Shelf Registration that intends to effect any other sale or transfer of such Registrable Securities (each a “Take-Down”) shall deliver a notice to the Corporation at least five (5) days prior to effecting such non-underwritten sale or transfer, stating (i) that such Holder intends to effect a non-underwritten sale or transfer of all or part of the Registrable Securities included by such Holder in the Shelf Registration, (ii) the number and type of the Registrable Securities to be included in such sale or transfer and (iii) the proposed manner and timetable for such sale or transfer. A notice provided by any Requesting Holder pursuant to the first two sentences of this Section 2.1.2(b) is referred to herein as a “Transfer Notice.” Subject to Section 2.1.3, after receipt of any Transfer Notice, the Corporation shall comply with the applicable notice requirements set forth in Section 2.1.5. For the avoidance of doubt, a Take-Down shall not be deemed to be a Demand Registration and shall not be subject to Section 2.1.3.

(c) Subject to Section 2.1.3, the Corporation shall use its reasonable best efforts to keep any Shelf Registration requested pursuant to Section 2.1.2(a) continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which all of such Requesting Holders are permitted to sell their Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder.

(d) The Corporation shall, from time to time, supplement and amend the Shelf Registration if required by the Securities Act, including the rules, regulations or instructions applicable to the registration form used by the Corporation for such Shelf Registration.

Section 2.1.3 Limitations.

(a) Notwithstanding anything to the contrary herein, a Holder shall not be permitted to request a Demand Registration prior to one hundred eighty (180) days after the date of this Agreement, unless prior thereto the Corporation has a class of equity securities registered under Section 12(b) of the Exchange Act.

(b) A Holder (other than the UST) shall not be permitted to request a Demand Registration prior to the time the Corporation has registered a class of equity securities under Section 12(b) of the Exchange Act.

(c) A Holder shall not be permitted to request a Demand Registration, or submit a Transfer Notice with respect to an underwritten offering pursuant to a Shelf Registration, within one hundred eighty (180) days after either (i) the effective date of a previous Demand Registration (other than a Shelf Registration) or (ii) the completion of any underwritten offering pursuant to a Shelf Registration.

(d) A Holder shall not be permitted to submit a Demand Request, or a Transfer Notice for an underwritten offering, or effect any such Demand Registration or underwritten offering unless such Demand Request or Transfer Notice for an underwritten offering is for either (i) the lesser of (A) a number of Registrable Securities having a Market Value equal to or exceeding $400 million in the aggregate or (B) at least 15 million shares of Common Stock and/or Warrants exercisable for at least 15 million shares of Common Stock in the aggregate, or (ii) all of the Registrable Securities then held by the Requesting Holder, if following the disposition of such Registrable Securities by the Requesting Holder pursuant to a Demand Request, or a Transfer Notice for an underwritten offering, such Requesting Holder would own no further Registrable Securities.

(e) The Corporation shall not be required to effect, (i) until (but excluding) the third anniversary of the date hereof, more than two (2) Demand Registrations (which shall include for this purpose any underwritten offering pursuant to a Shelf Registration but shall exclude a Shelf Registration) in the aggregate during any consecutive twelve (12) month period, and (ii) from and including the third anniversary of the date hereof, more than one (1) Demand Registration (which shall include for this purpose any underwritten offering pursuant to a Shelf Registration but shall exclude a Shelf Registration) in the aggregate during any consecutive twelve (12) month period. Notwithstanding the foregoing, (i) the VEBA shall have the right, from and including the third anniversary of the date hereof, to request one additional Demand Registration (which shall include for this purpose any underwritten offering pursuant to a Shelf Registration but shall exclude a Shelf Registration) during any consecutive twelve (12) month period, and (ii) for the avoidance of doubt, the limitations set forth in this Section 2.1.3 shall not apply to any non-underwritten Take-Down by any Holder under a Shelf Registration.

Section 2.1.4 Demand Registrations for Underwritten Offerings.

(a) At the request of the UST or Canada, or if the UST or Canada is not participating in the proposed offering, the Holders of a majority of the Registrable Securities submitting a Demand Request or Transfer Notice for an underwritten offering of Registrable Securities, the Corporation shall direct the applicable underwriter to conduct such offering in the form of a “firm commitment.” With respect to any such underwritten offering, (i) the UST, or if the UST is not participating in the proposed offering, the Holders of a majority of the Registrable Securities to be registered or included in such underwritten offering shall select the investment banking firm or firms to lead the underwritten offering (the “Lead Underwriters”); provided that such Lead Underwriters shall be reasonably acceptable to the Corporation, and (ii) the Corporation shall select the other investment banking firms, if any, to co-manage such underwritten offering (the “Co-Managers”), provided that such Co-Managers shall be reasonably acceptable to the UST or Canada, or if the UST or Canada is not participating in the proposed offering, the Holders of a majority of the Registrable Securities to be registered or included in such underwritten offering.

(b) If a Demand Registration is for an underwritten offering or a transfer pursuant to a Shelf Registration involves an underwritten offering, no Holder may participate in any such underwritten offering unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Corporation; provided that such arrangements are subject to the consent of the UST, or if the UST is not participating in the proposed offering, the Holders of a majority of the Registrable Securities to be registered or included in such underwritten offering, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such underwritten offering other than representations and warranties as to (A) such Holder’s ownership of its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (B) such Holder’s power and authority to effect such transfer, and (C) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that (i) any obligation (if agreed to) of each such Holder to indemnify the Lead Underwriters and any Co-Managers pursuant to any such underwriting arrangements shall (1) only be with respect to information it provides to the Corporation in writing for use in such underwritten offering, (2) be several, not joint and several, and (3) be limited to the net amount received by such Holder from the sale of its Registrable Securities pursuant to such offering and (ii) neither the Government Holders nor the VEBA shall be required to indemnify any Indemnitee pursuant to this Agreement.

Section 2.1.5 Rights of Nonrequesting Holders and the Corporation. Subject to Section 2.1.3, after receipt of any Demand Request or any Transfer Notice relating to an underwritten offering pursuant to a Shelf Registration, the Corporation shall promptly (but in any event within five (5) days) give written notice of (i) such proposed Demand Registration to all other Holders or (ii) such Transfer Notice to such other Holders whose securities are covered by such Shelf Registration, who shall have the right, exercisable by written notice to the Corporation within five (5) days of their receipt of the Corporation’s notice, to elect to include in such Demand Registration or underwritten offering such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Securities included in a Demand Registration or underwritten offering shall be deemed to be “Requesting Holders” for purposes of this Section 2.1. For the avoidance of doubt, subject to Section 2.1.6, the Corporation may register in any Demand Registration any equity securities of the Corporation.

Section 2.1.6 Priority on Demand Registrations. With respect to any underwritten offering based on a Demand Registration (including an underwritten offering pursuant to a Shelf Registration), if the Lead Underwriters (after consultation with the Co-Managers) advise that the inclusion of the securities proposed to be included in such registration would adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”), the Corporation shall include in such underwritten offering (a) first, the Registrable Securities, pro rata among the Requesting Holders on the basis of the number of Registrable Securities owned by each such Requesting Holder, and (b) second, any other securities requested to be included in such underwritten offering (including securities to be sold for the account of the Corporation); provided, however, that if more than 25% of the Registrable Securities of any Holder subject to a Demand Request or Transfer Notice for an underwritten offering are excluded pursuant to the terms of this Section 2.1.6 from the applicable Demand Registration or underwritten offering pursuant to a Shelf Registration, the offering shall not be deemed to constitute a Demand Registration for the purposes of Section 2.1.3.

Section 2.1.7 Deferral of Filing; Suspension of Use. The Corporation may defer the filing (but not the preparation) or the effectiveness, or suspend the use, of any registration statement required by or filed pursuant to Section 2.1, at any time if (a) the Corporation determines, in its sole discretion, that such action or use (or proposed action or use) would require the Corporation to make an Adverse Disclosure, or (b) prior to receiving the Demand Request or Transfer Notice, as applicable, the board of directors of the Corporation had determined to effect a registered underwritten public offering of Company equity securities or Company securities convertible into or exchangeable for Company equity securities for the Corporation’s account and the Corporation had taken substantial steps (such as selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering; provided, however, that the Corporation shall not exercise its rights to deferral or suspension pursuant to this Section 2.1.7, and shall not so effect any such deferral or suspension, for more than a total of one hundred eighty (180) days (which need not be consecutive) in any consecutive twelve (12) month period. In making any such determination to defer the filing or effectiveness, or suspend the use, of a registration statement required by Section 2.1, the Corporation shall not be required to consult with or obtain the consent of any Holder or any investment manager therefor, and any such determination shall be in the sole discretion of the Corporation, and neither the Holders nor any investment manager for any Holder shall be responsible or have any liability therefor. The Corporation shall promptly notify the Holders of any deferral or suspension pursuant to this Section 2.1.7 and the Corporation agrees that it will terminate any such deferral or suspension as promptly as reasonably practicable and will promptly notify each Holder in writing of the termination of any such deferral or suspension.

Section 2.1.8 Withdrawal from Demand Registration. Any Holder may withdraw its Registrable Securities from a Demand Registration or underwritten offering at any time (prior to a sale thereunder) by providing the Corporation with written notice. Upon receipt of such written notice, the Corporation shall continue all efforts to secure registration or effect the underwritten offering of the remaining Registrable Securities not requested to be withdrawn, unless the remaining Registrable Securities would not meet the requirements of Section 2.1.3(b) or Section 2.1.3(d), in which case, the Corporation may in its sole discretion cease all efforts to proceed with registration or the underwritten offering. If the Corporation ceases all efforts to secure registration or effect the underwritten offering pursuant to this Section 2.1.8, then such registration or underwritten offering shall nonetheless be deemed an effective or completed Demand Registration or completed underwritten offering pursuant to a Shelf Registration for all purposes hereunder unless (i) the withdrawal is made following the occurrence of a Material Adverse Change not known to the Requesting Holders at the time of the Demand Request or Transfer Notice or (ii) the Requesting Holders pay or reimburse the Corporation for all out-of-pocket fees and expenses reasonably incurred in connection with such Demand Registration or underwritten offering; provided that if, after a Demand Registration has become effective or an underwritten offering of Registrable Securities has been commenced, it is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, it shall be deemed not to have been effected and shall not count as a Demand Registration or underwritten offering for the purposes of Section 2.1.3.

Section 2.2 Piggyback Offerings.

Section 2.2.1 Right to Piggyback. Each time the Corporation proposes to offer any of its equity securities in a registered underwritten offering (other than pursuant to an Excluded Registration) under the Securities Act (whether for the account of the Corporation or the account of any equity holder of the Corporation other than a Holder) (a “Piggyback Offering”), the Corporation shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than twenty (20) days prior to (i) the offering in the case of an underwritten offering pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Corporation Shelf Registration”) or (ii) the anticipated filing date of the Corporation’s registration statement in a registration other than a Corporation Shelf Registration), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such underwritten offering, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Securities included in such underwritten offering shall so advise the Corporation in writing (stating the number and type of Registrable Securities desired to be registered or included) within fifteen (15) days after the date of such notice from the Corporation. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any underwritten offering pursuant to this Section 2.2.1 by giving written notice to the Corporation of such withdrawal. Subject to Section 2.2.2 below, the Corporation shall include in such underwritten offering all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, the Corporation may at any time withdraw or cease proceeding with any such offering if it shall at the same time withdraw or cease proceeding with the offering of all other equity securities originally proposed to be included in such offering.

Section 2.2.2 Priority on Piggyback Offerings.

(a) If a Piggyback Offering was initiated by the Corporation, and if the managing underwriter advises that the inclusion of the securities proposed to be included in such Piggyback Offering would cause an Adverse Effect, the Corporation shall include in such Piggyback Offering (i) first, the securities the Corporation proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Offering, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, any other securities requested to be included in such Piggyback Offering. If as a result of the provisions of this Section 2.2.2(a), any Holder shall not be entitled to include all Registrable Securities in such Piggyback Offering that such Holder has requested to be so included, such Holder may withdraw its request to include its Registrable Securities in such Piggyback Offering.

(b) If a Piggyback Offering was initiated by a security holder of the Corporation (other than a Holder), and if the managing underwriter advises that the inclusion of the securities proposed to be included in such Piggyback Offering would cause an Adverse Effect, the Corporation shall include in such Piggyback Offering (i) first, the securities requested to be included therein by the security holders requesting such Piggyback Offering and the Registrable Securities requested to be included in such Piggyback Offering, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, any other securities requested to be included in such Piggyback Offering (including securities to be sold for the account of the Corporation). If as a result of the provisions of this Section 2.2.2(b) any Holder shall not be entitled to include all Registrable Securities in such Piggyback Offering that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Piggyback Offering.

(c) No Holder may participate in a Piggyback Offering unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Corporation and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form and reasonably satisfactory to the Holders, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Holder’s power and authority to effect such transfer, and (C) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that (i) any obligation, if agreed to, of each such Holder to indemnify the underwriters pursuant to any such underwriting arrangements shall (1) only be with respect to information it provides to the Corporation in writing for use in such underwritten offering, (2) be several, not joint and several, and (3) be limited to the net amount received by such Holder from the sale of its Registrable Securities pursuant to such registration and (ii) neither the Government Holders nor the VEBA shall be required to indemnify any Indemnitee pursuant to this Agreement.

Section 2.2.3 Selection of Underwriters. The Corporation shall select the investment banking firm or firms to manage the Piggyback Offering.

Section 2.2.4 No registration of Registrable Securities effected pursuant to this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1.1 or Section 2.1.2 or shall relieve the Corporation of its obligations under Section 2.1.1 or Section 2.1.2.

Section 2.3 SEC Form S-3. Notwithstanding anything to the contrary herein, the Corporation shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 or an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 (or any successor forms) once the Corporation becomes eligible to use such form, and if the Corporation is not then eligible under the Securities Act to use such form, Demand Registrations shall be registered on the form for which the Corporation then qualifies. After becoming eligible to use Form S-3 or an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3, the Corporation shall use its reasonable best efforts to remain so eligible.

Section 2.4 Holdback Agreements.

(a) The Corporation shall not effect any public sale or distribution of its equity securities or any securities convertible into or exchangeable or exercisable for its equity securities, except in each case as part of the offering pursuant to a Demand Registration, during the sixty (60) day period (or such lesser period as the Lead Underwriters or managing underwriters may permit) beginning on the effective date of any registration statement in connection with an underwritten Demand Registration

(other than a Shelf Registration), except for (i) sales or distributions pursuant to registrations on Form S-4 or Form S-8 or any successor form, (ii) the issuance of shares of Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock pursuant to the terms of such options, warrants or other securities, (iii) sales or distributions pursuant to the terms of any other agreement to issue shares of Common Stock (or any securities convertible into or exchangeable or exercisable for Common Stock) in effect on the date of the Demand Request, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination and (iv) the issuance of shares of Common Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans in order to enable any such employee benefit plan to fulfill its funding obligations in the ordinary course.

(b) If any Holders of Registrable Securities provide a Transfer Notice relating to an underwritten offering of Registrable Securities registered pursuant to a Shelf Registration, the Corporation shall not effect any public sale or distribution of its equity securities or any securities convertible into or exchangeable or exercisable for its equity securities, except in each case as part of such underwritten offering, during the sixty (60) day period (or such lesser period as the Lead Underwriters or managing underwriters may permit) beginning on the pricing date for such underwritten offering, except for (i) sales or distributions pursuant to registrations on Form S-4 or Form S-8 or any successor form, (ii) the issuance of shares of Common Stock upon the conversion, exercise or exchange, by the holder thereof, of options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock pursuant to the terms of such options, warrants or other securities, (iii) sales or distributions pursuant to the terms of any other agreement to issue shares of Common Stock (or any securities convertible into or exchangeable or exercisable for Common Stock) in effect on the date of the Transfer Notice, including any such agreement in connection with any previously disclosed acquisition, merger, consolidation or other business combination and (iv) the issuance of shares of Common Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans in order to enable any such employee benefit plan to fulfill its funding obligations in the ordinary course.

(c) Each Holder agrees, in the event of an underwritten offering of equity securities by the Corporation (whether for the account of the Corporation or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Preferred Stock, Warrants, Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the sixty (60) day period (or such lesser period in each case as the Lead Underwriters or managing underwriters may permit) beginning on the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering); provided, however, that (i) any applicable period shall terminate on such earlier date as the Corporation gives notice to the Holders that the Corporation declines to proceed with any such offering and (ii) the sum of all holdback periods applicable to the Holders shall not exceed one hundred twenty (120) days (which need not be consecutive) in any given twelve (12) month period.

Section 2.5 Registration Procedures.

(a) If and whenever the Corporation is required to effect the registration of any Registrable Securities pursuant to this Agreement, subject to the terms and conditions of this Agreement, the Corporation shall use its reasonable best efforts to effect the registration and the sale, as applicable, of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

(i) prepare and file with the SEC, pursuant to Section 2.1 with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable; provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Corporation shall furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such selling Holder shall have the opportunity to object to any information contained therein and the Corporation shall make corrections reasonably requested by such selling Holder with respect to such information prior to filing any such registration statement or amendment; provided, further, that the Corporation shall not file any such registration statement, and any amendment thereto, to which a Holder shall reasonably object in writing on a timely basis, unless in the Corporation’s judgment such filing is necessary to comply with applicable law;

(ii) except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the selling Holders thereof set forth in such registration statement;

(iii) in the case of a Shelf Registration, comply with the provisions of Section 2.1.2(c) and Section 2.1.2(d);

(iv) furnish to each selling Holder of Registrable Securities and the underwriters of the securities being registered, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such selling Holders or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such selling Holders or the sale of such securities by such underwriters (it being understood that, subject to Section 2.1.7, Section 2.4(c), Section 2.6 and Section 2.7 and the requirements of the Securities Act and applicable state securities laws, the Corporation consents to the use of the prospectus and any amendment or supplement thereto by each selling Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Lead Underwriters or managing underwriters reasonably request (or, in the event the registration statement does not relate to an underwritten offering, as the selling Holders of a majority of such Registrable Securities being offered may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder to consummate the disposition of the Registrable Securities owned by such selling Holder in such jurisdictions; provided, however, that the Corporation shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) take any action that would subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(vi) promptly notify each selling Holder and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation, or threatened initiation, of any proceedings for that purpose, or (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) permit any selling Holder that might reasonably be deemed to be an underwriter or a Controlling Person of the Corporation to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(viii) make available members of the management of the Corporation or the applicable Corporation subsidiaries for reasonable assistance in the selling efforts relating to any offering of Registrable Securities covered by a registration statement filed pursuant to this Agreement, to the extent customary for such offering (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with prospective investors or underwriters and their counsel and road shows); provided, however, that management need only be made available for one such offering for each of the UST, Canada and the VEBA in any twelve (12) month period;

(ix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Corporation’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Corporation’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement shall be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(x) if requested by the Lead Underwriters, managing underwriters or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Lead Underwriters, managing underwriters or any selling Holder reasonably requests to be included therein, including, with respect to the Registrable Securities being sold by the selling Holders, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xi) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each selling Holder;

(xii) cooperate with the selling Holders and Lead Underwriters or the managing underwriters to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the Lead Underwriters, managing underwriters or such selling Holders may request at least two (2) business days prior to any sale of the Registrable Securities and keep available and make available to the Corporation’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiii) promptly make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records and pertinent corporate documents (collectively, the “Records”) and properties of the Corporation, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Corporation shall not be required to provide any information under this subparagraph (xiii) if (A) the Corporation believes, after consultation with counsel for the Corporation, that to do so would cause the Corporation to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Corporation has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Corporation reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (B) such selling Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in a form acceptable to the Corporation; and provided, further, that each selling Holder of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(xiv) furnish to each selling Holder and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Corporation (which may be in-house counsel) provided that such counsel is reasonably acceptable to such Holders and the underwriter, and (B) a comfort letter or comfort letters from the Corporation’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the selling Holders, Lead Underwriters or managing underwriters reasonably requests;

(xv) cause the Registrable Securities included in any registration to be (A) in the case of an IPO, listed on a securities exchange or exchanges or an inter-dealer quotation system, as determined by the Corporation, or (B) in the case of a registration other than an IPO, (1) listed on each securities exchange, if any, on which similar securities issued by the Corporation are then listed or (2) quoted on an inter-dealer quotation system if similar securities issued by the Corporation are quoted thereon, as applicable;

(xvi) provide a transfer agent and registrar for all Registrable Securities registered hereunder and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(xvii) cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(xviii) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xix) notify each selling Holder of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xx) subject to Section 2.1.4(b) and Section 2.2.2(c), enter into such agreements (including underwriting agreements) as are customary in connection with an underwritten registration; and

(xxi) advise each selling Holder of such Registrable Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(b) The selling Holders shall reasonably cooperate with the Corporation in the preparation and filing of any registration statement under the Securities Act pursuant to this Agreement and provide the Corporation with all information reasonably necessary to complete such preparation as the Corporation may, from time to time, reasonably request in writing, and the Corporation may exclude from such registration the Registrable Securities of any selling Holder (or not proceed with such registration) if such selling Holder unreasonably fails to furnish such information within a reasonable time after receiving such request. Promptly following any sale or other transfer of any Registrable Securities, each Holder shall notify the Corporation in writing thereof, which notice shall specify the amount and type of securities involved, the date of the sale or transfer and whether the sale or transfer was effected under a registration statement or otherwise.

(c) Each of the parties shall treat all notices of proposed transfers and registrations, and all information relating to any blackout periods under Section 2.1.7 received from another party with the strictest confidence (and in accordance with the terms of any applicable confidentiality agreement among the Corporation and the Holder) and shall not disseminate such information.

Section 2.6 Issuer Free Writing Prospectuses. The Corporation represents and agrees that, unless it obtains the prior consent of the Holders of a majority of the Registrable Securities participating in a registration or offering or the approval of the counsel for such Holders, and each of the Holders represents and agrees that, unless it obtains the prior consent of the Corporation, it shall not make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the SEC. The Corporation represents that any Issuer Free Writing Prospectus shall not include any information that conflicts with the information contained in a registration statement or prospectus and that any Issuer Free Writing Prospectus, when taken together with the information in the registration statement and the prospectus, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.7 Suspension of Dispositions. Each Holder agrees that upon receipt of any notice (a “Suspension Notice”) from the Corporation of the happening of any event of the kind described in Section 2.5(a)(vi)(B) or (C) or Section 2.5(a)(xxi) such Holder shall forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Corporation that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Corporation, such Holder shall deliver to the Corporation all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Corporation shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.5(a)(ii) hereof, if applicable, shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Corporation shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

Section 2.8 Registration Expenses. The Corporation shall pay all reasonable fees and expenses incident to the performance of or compliance with its obligations under this Article 2, including (a) all registration and filing fees, including fees and expenses (i) with respect to filings required to be made with all applicable securities exchanges and/or FINRA and (ii) of compliance with securities or “blue sky” laws including any fees and disbursements of counsel for the underwriter(s) in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 2.5(a)(v), (b) printing expenses, including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Lead Underwriters or managing underwriter(s), if any, or by the Holder, (c) messenger, telephone and delivery expenses of the Corporation, (d) fees and disbursements of counsel for the Corporation, (e) expenses of the Corporation incurred in connection with any “road show” or other marketing efforts, (f) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to this Agreement) and any other Persons, including special experts, retained by the Corporation, and (g) fees up to $250,000 plus reasonable disbursements of one legal counsel for the Requesting Holders in connection with each registration or offering of their Registrable Securities or sale (including, for the avoidance of doubt, a Take-Down) of their Registrable Securities under a Shelf Registration but only if such registration, offering or sale either is effected or, pursuant to Section 2.7, is postponed. For the avoidance of doubt, the Corporation shall not be required to pay any, and each Holder shall pay its own, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to any registration statement, or any other expenses of any Holder. In addition, the Corporation shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or inter-dealer quotation system on which similar securities issued by the Corporation are then listed and the fees and expenses of any Person, including special experts, retained by the Corporation.

Section 2.9 Indemnification.

Section 2.9.1 Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, the trustees of any Holder, the investment manager or managers acting on behalf of any Holder with respect to the Registrable Securities, Persons, if any, who Control any of them, and each of their respective Representatives (each, an “Indemnitee”), from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (“Losses”) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement described herein or any related prospectus or Issuer Free Writing Prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the case of the prospectus, in light of the circumstances in which they were made, not misleading, except insofar as such Losses arise out of or are caused by any such untrue statement or omission included or omitted in conformity with information furnished to the Corporation in writing by such Indemnitee or any Person acting on behalf of such Indemnitee expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectuses or Issuer Free Writing Prospectuses shall not inure to the benefit of such Indemnitee if the Person asserting any Losses against such Indemnitee purchased Registrable Securities and (a) prior to the time of sale of the Registrable Securities to such Person (the “Initial Sale Time”) the Corporation shall have notified the respective Holder that the preliminary prospectus or Issuer Free Writing Prospectus (as it existed prior to the Initial Sale Time) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (b) such untrue statement or omission of a material fact was corrected in a preliminary prospectus or, where permitted by law, Issuer Free Writing Prospectus and such corrected preliminary prospectus or Issuer Free Writing Prospectus was provided to such Holder a reasonable amount of time in advance of the Initial Sale Time such that the corrected preliminary prospectus or Issuer Free Writing Prospectus could have been provided to such Person prior to the Initial Sale Time, (c) such corrected preliminary prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such Person at or prior to the Initial Sale Time and (d) such Losses would not have occurred had the corrected preliminary prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such Person as provided for in clause (c) above. This indemnity shall be in addition to any liability the Corporation may otherwise have under this Agreement or otherwise. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any indemnified party and shall survive the transfer of Registrable Securities by any Holder.

Section 2.9.2 Indemnification by the Holders. Each Holder (other than the Government Holders, the VEBA and the Debtor) agrees, to the fullest extent permitted under applicable law severally and not jointly, to indemnify and hold harmless each of the Corporation, its directors, officers, employees and agents, and each Person, if any, who Controls the Corporation, to the same extent as the foregoing indemnity from the Corporation, but only with respect to Losses arising out of or caused by an untrue statement or omission included or omitted in conformity with information furnished in writing by or on behalf of the respective Holder expressly for use in any registration statement described herein or any related prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto). No claim against the assets of any Holder shall be created by this Section 2.9.2, except as and to the extent permitted by applicable law. Notwithstanding the foregoing, no Holder shall be liable to the Corporation or any such Person for any amount in excess of the net amount received by the Holder from the sale of Registrable Securities in the offering giving rise to such liability.

Section 2.9.3 Indemnification Procedures.

(a) In case any claim is asserted or any proceeding (including any governmental investigation) shall be instituted where indemnity may be sought by an Indemnitee pursuant to any of the preceding paragraphs of this Section 2.9, such Indemnitee shall promptly notify in writing the Person against whom such indemnity may be sought (the “Indemnitor”); provided, however, that the omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which it may have to such Indemnitee except to the extent that the Indemnitor was prejudiced by such failure to notify. The Indemnitor, upon request of the Indemnitee, shall retain counsel reasonably satisfactory to the Indemnitee to represent (subject to the following sentences of this Section 2.9.3(a)) the Indemnitee and any others the Indemnitor may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the Indemnitor and the Indemnitee shall have mutually agreed to the retention of such counsel, (b) the Indemnitor fails to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnitor has failed to take such steps, or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests or legal defenses between them and, in all such cases, the Indemnitor shall only be responsible for the reasonable fees and expenses of such counsel. It is understood that the Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnitees not having actual or potential differing interests or legal defenses among them, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnitor shall not be liable for any settlement of any proceeding affected without its written consent.

(b) If the indemnification provided for in this Section 2.9 is unavailable to an Indemnitee in respect of any Losses referred to herein, then the Indemnitor, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee and Persons acting on behalf of or Controlling the Indemnitor or the Indemnitee in connection with the statements or omissions or violations which resulted in such Losses, as well as any other relevant equitable considerations. If the indemnification described in Section 2.9.1 or Section 2.9.2 is unavailable to an Indemnitee, the relative fault of the Corporation, any Holder and Persons acting on behalf of or Controlling the Corporation or any such Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation, a Holder or by Persons acting on behalf of the Corporation or any Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Indemnitor shall not be required to contribute pursuant to this Section 2.9.3(b) if there has been a settlement of any proceeding affected without its written consent. No claim against the assets of any Holder shall be created by this Section 2.9.3(b), except as and to the extent permitted by applicable law. Notwithstanding the foregoing, no Holder shall be required to make a contribution in excess of the net amount received by such Holder from the sale of Registrable Securities in the offering giving rise to such liability. For the avoidance of doubt, none of the Government Holders, the VEBA or the Debtor shall be required to make any contribution to any Indemnitee under this Section 2.9.3(b).

Section 2.9.4 Survival. The indemnification contained in this Section 2.9 shall remain operative and in full force and effect regardless of any termination of this Agreement.

Section 2.10 Transfer of Registration Rights. The rights and obligations of a Holder under this Agreement may be assigned to any transferee or assignee that directly acquires Registrable Securities from such Holder (including, without limitation, in connection with any such assignment by either Government Holder or the VEBA to an affiliate Controlled by such Government Holder or the VEBA, as applicable (provided that Canada may also effect such assignment to an affiliate Controlled by Canada Development Investment Corporation, a Crown corporation and the sole shareholder of Canada, or to an affiliate Controlled by the federal government of Canada, and any of its respective departments, or any corporation or other entity wholly owned by one or more of them), and in connection with any such assignment by the Debtor to any successor in interest, including any liquidating trust established under a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction), but only if (a) the respective Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Corporation concurrent with such transfer or assignment and (b) concurrent with such transfer or assignment, such transferee or assignee furnishes the Corporation with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, and the transferee or assignee agrees in writing with the Corporation to be bound by all the provisions and obligations contained herein as a Holder hereunder. Notwithstanding the foregoing, (x) any transferee or assignee who becomes bound by the provisions of this Agreement pursuant to the first sentence of this Section 2.10 shall have all rights and obligations as a “Holder” hereunder but, unless such transferee or assignee is either (1) an Affiliate of the UST, Canada, the VEBA or the Debtor or (2) a successor in interest of the Debtor, including any liquidating trust established under a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction, such transferee or assignee shall not have any of the rights hereunder that are specific to the UST, Canada, the VEBA or the Debtor, as applicable, and (y) the rights of the Debtor under this Agreement shall not be assigned by the Debtor in connection with the distribution of any Registrable Securities from the Debtor as part of any plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction other than any distribution of any Registrable Securities that may be deemed to have been made from the Debtor to any successor in interest, including any liquidating trust established under a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction.

Section 2.11 Rule 144. After such time as the Corporation has registered a class of equity securities under Section 12(b) or Section 12(g) of the Exchange Act, or otherwise is required to report under Section 15(d) of the Exchange Act, the Corporation shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. The Corporation shall promptly upon the request of any Holder furnish to such Holder evidence of the number of shares of Common Stock then outstanding, as of the most recent date practicable. Any sale or transfer by a Holder of Registrable Securities that could have been effected either as a sale of securities pursuant to, and in accordance with, Rule 144 under the Securities Act (or any successor provision) or a sale covered by a Shelf Registration shall be deemed for all purposes under this Agreement to be a sale or transfer by such Holder pursuant to, and in accordance with, Rule 144 under the Securities Act.

Section 2.12 Preservation of Rights.

(a) The Corporation will not (x) grant any registration rights to third parties which are inconsistent with the rights granted hereunder or (y) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates the rights expressly granted to the Holders in this Agreement.

(b) If the Corporation grants any registration rights to a third party that are more favorable to such party than the rights granted to any of the UST, Canada, the VEBA and the Debtor hereunder, the UST, Canada, the VEBA and the Debtor shall be entitled to have their registration rights improved to the level of the registration rights of such third party, and all of the parties hereto shall execute an amendment to this Agreement reflecting such more favorable rights.

Section 2.13 Registration of Common Stock under Exchange Act; Listing. Notwithstanding anything to the contrary herein, the Corporation shall use its reasonable best efforts to (i) file with the SEC a registration statement to register its Common Stock under Section 12 of the Exchange Act and cause such registration statement to be declared effective no later than July 31, 2010 and (ii) cause its Common Stock to be approved for listing on the New York Stock Exchange or any other national securities exchange in connection with a distribution, if any, of Registrable Securities by the Debtor pursuant to a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction.

ARTICLE 3

TERMINATION

Section 3.1 Termination. Other than Sections 2.8 and 2.9 and Article 4, this Agreement and the obligations of the Corporation hereunder shall terminate upon the time when there are no Registrable Securities remaining. With respect to each Holder, other than Sections 2.8 and 2.9 and Article 4, this Agreement and the rights and obligations of such Holder hereunder shall terminate when such Holder no longer holds any Registrable Securities and, with respect to the Debtor, has no further right to receive additional securities of the Corporation pursuant to Section 3.2 of the Master Sale and Purchase Agreement. Notwithstanding the foregoing, all liabilities or obligations under Sections 2.8 and 2.9 and Article 4 shall remain in effect in accordance with the terms of such provisions.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Notices. Any notice, request, instruction, consent, document or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (a) upon delivery when personally delivered; (b) on the delivery date after having been sent by a nationally or internationally recognized overnight courier service (charges prepaid); (c) at the time received when sent by registered or certified mail, return receipt requested, postage prepaid; or (d) at the time when confirmation of successful transmission is received (or the first business day following such receipt if the date of such receipt is not a business day) if sent by facsimile, in each case, to the recipient at the address or facsimile number, as applicable, indicated below:

If to the Corporation:

General Motors Company

300 Renaissance Center

Detroit, MI   48265-3000

Facsimile:     313 667-4605

If to the UST:

The United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attention:      Chief Counsel Office of Financial Stability

Facsimile:     (202) 927-9225

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention:      John J. Rapisardi

                      R. Ronald Hopkinson

Telephone:    212-504-6000

Facsimile:     212-504-6666

If to Canada:

7176384 Canada Inc.

1235 Bay Street, Suite 400

Toronto, ON M54 3K4

Attention:      Mr. Michael Carter

Facsimile:      416-934-5009

with a copy to:

Patrice S. Walch-Watson, Esq.

Torys LLP

79 Wellington Street West

Suite 3000

Toronto, ON M5K 1N2

Facsimile:      416-865-7380

If to the VEBA:

UAW Retiree Medical Benefits Trust

P.O. Box 14309

Detroit, Michigan 48214

with a copy to:

Daniel W. Sherrick

General Counsel

International Union, United Automobile, Aerospace and

Agricultural Implement Workers of America

8000 East Jefferson Avenue

Detroit, Michigan 48214

Facsimile:      313-822-4844

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention:       Richard S. Lincer

                        David I. Gottlieb

Telephone:     212-225-2000

Facsimile:      212-225-3999

If to the Debtor:

Motors Liquidation Company

2000 Town Center

Suite 2400

Southfield, MI 48075

Attention:       Albert Koch

Telephone:     (248) 262-8430

Facsimile:      (248) 203-0337

with a copy to:

Jenner & Block LLP

330 North Wabash Avenue

Chicago, Illinois 60611-7603

Attention:       Joseph P. Gromacki

                       Brian R. Boch

Telephone:     312-222-9350

Facsimile:      312-527-0484

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:       Harvey R. Miller

                       Stephen Karotkin

                       Raymond Gietz

Telephone:     212-310-8000

Facsimile:      212-310-8007

provided, however, if any party shall have designated a different addressee and/or contact information by notice in accordance with this Section 4.1, then to the last addressee as so designated.

Section 4.2 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other organizational power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or organizational action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.3 No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of (a) the Corporation and its successors and permitted assigns, (b) each Holder (including any trustee thereof) and any other investment manager or managers acting on behalf of such Holder with respect to the Common Stock, Preferred Stock, or the Warrants and their respective successors and permitted assigns and (c) each of the Persons entitled to indemnification under Section 2.9 hereof. Nothing in this Agreement shall be construed to give any other Person any legal or equitable right, remedy or claim under this Agreement.

Section 4.4 No Personal Liability by Trustees. It is expressly understood and agreed by the parties hereto that this Agreement is being executed and delivered by the UST managers and the VEBA Designee not individually or personally but solely in their respective capacities as managers and trustees in the exercise of the powers and authority conferred and vested in them as such trustees and under no circumstances shall any trustee or former trustee have any personal liability in the trustee’s individual capacity in connection with this Agreement or any transaction contemplated hereby.

Section 4.5 Cooperation. Each party hereto shall take such further action, and execute such additional documents, as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

Section 4.6 Governing Law; Forum Selection. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced exclusively in the courts of the State of New York located in the Borough of Manhattan or (to the extent subject matter jurisdiction exists therefor) the U.S. District Court for the Southern District of New York, and the parties irrevocably submit to the jurisdiction of both courts in respect of any such action or proceeding.

Section 4.7 WAIVER OF JURY TRIAL. EACH PARTY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

Section 4.8 Successors and Assigns. Except as otherwise expressly provided herein, including pursuant to Section 2.10, neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as otherwise expressly provided herein, this

Agreement shall be binding upon and benefit the Corporation, each Holder, and their respective successors and permitted assigns; provided, that, for the avoidance of doubt, any Person who receives securities of the Corporation as a distribution from the Debtor as part of any plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction (other than any such Person that is a successor in interest to the Debtor, including any liquidating trust established under a plan of reorganization or liquidation that has been confirmed by any bankruptcy court of competent jurisdiction) shall not be bound by or have any rights pursuant to this Agreement.

Section 4.9 Entire Agreement. This Agreement (together with the Annex) contains the final, exclusive and entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof and thereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.

Section 4.10 Severability. Whenever possible, each term and provision of this Agreement will be interpreted in such manner as to be effective and valid under law. If any term or provision of this Agreement, or the application thereof to any Person or any circumstance, is held to be illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement or such term or provision and the application of such term or provision to other Persons or circumstances shall remain in full force and effect and shall not be affected by such illegality, invalidity or unenforceability, nor shall such invalidity or unenforceability affect the legality, validity or enforceability of such term or provision, or the application thereof, in any jurisdiction.

Section 4.11 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall, without the posting of a bond, be entitled, subject to a determination by a court of competent jurisdiction, to an injunction or injunctions to prevent any such failure of performance under, or breaches of, this Agreement, and to enforce specifically the terms and provisions hereof and thereof, this being in addition to all other remedies available at law or in equity, and each party agrees that it will not oppose the granting of such relief on the basis that the requesting party has an adequate remedy at law.

Section 4.12 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by a duly authorized representative or officer of each of the parties.

Section 4.13 Headings. The descriptive headings of the Articles, Sections and paragraphs of, and the Annex to, this Agreement are included for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit, modify or affect any of the provisions hereof.

Section 4.14 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Agreement. All signatures of the parties may be transmitted by facsimile or electronic delivery, and each such facsimile signature or electronic delivery signature (including a pdf signature) will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and be binding upon such party.

Section 4.15 Time Periods. Unless otherwise specified in this Agreement, an action required under this Agreement to be taken within a certain number of days shall be taken within that number of calendar days (and not business days); provided, however, that if the last day for taking such action falls on a day that is not a business day, the period during which such action may be taken shall be automatically extended to the next business day.

Section 4.16 No Binding Effect on U.S. Government. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be binding on or create any obligation on the part of the United States Department of the Treasury or any other department or any agency or branch of the United States Government, or any political subdivision thereof.

Section 4.17 Canada. Notwithstanding anything in this Agreement to the contrary, Canada shall be bound by this Agreement only in its capacity as a Holder and nothing in this Agreement shall be binding on or create any obligation on the part of Canada in any other capacity or any branch of the Government of Canada or subdivision thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Equity Registration Rights Agreement on the date first above written

GENERAL MOTORS COMPANY

By:	/s/ Sadiq Malik
Name:	Sadiq Malik
Title:

THE UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Herbert M. Allison, Jr.
Name:	Herbert M. Allison, Jr.
Title:	Assistant Secretary for Financial Stability

7176384 CANADA INC.

By:	/s/ N. William C. Ross
Name:	N. William C. Ross
Title:	Chair and Director

By:	/s/ Michael F.K. Carter
Name:	Michael F.K. Carter
Title:	Director and Executive Vice President

UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Robert Naftaly
Name:	Robert Naftaly
Title:	Chairman of the Committee of the UAW Retiree Medical Benefits Trust

MOTORS LIQUIDATION COMPANY

By:	/s/ Niharika Ramdev
Name:	Niharika Ramdev
Title:	Assistant Treasurer

Signature Page to Equity Registration Rights Agreement

Annex I

Holder	Number of Shares of Common Stock
UST	304,131,356
Canada	58,368,644
VEBA	87,500,000
Debtor	50,000,000
Total:	500,000,000

Holder	Number of Shares of Common Stock for Which Warrants Are Initially Exercisable
VEBA	15,151,515
Debtor	90,909,090
Total:	106,060,605

Holder	Number of Shares of Preferred Stock
UST	83,898,305
Canada	16,101,695
VEBA	260,000,000
Total:	360,000,000

Annex I to Equity Registration Rights Agreement